Venture Stores, Inc.
                     Computation of Earnings Per Share

(thousands, except per share data)                             EXHIBIT 11

                               13 WEEKS ENDED          39 WEEKS ENDED
                             Oct. 25,   Oct. 26,    Oct. 25,   Oct. 26,
                               1997       1996        1997       1996

Net earnings (loss) before
  extraordinary item        $ (26,442) $  (9,203)  $(144,941) $ (11,276)
Extraordinary item
  (net of tax)                     -          -       (2,402)        -
Net earnings (loss)         $ (26,442) $  (9,203)  $(147,343) $ (11,276)
Less preferred dividend          (625)      (625)     (1,875)    (1,875)
Net earnings (loss) avail.
  to common shareholders    $ (27,067) $  (9,828)  $(149,218) $ (13,151)

Average outstanding shares     18,295     18,257      18,281     17,947

Earnings (loss) per common
  share:
  Before extraordinary item $   (1.48) $   (0.54)  $   (8.03) $   (0.73)
  Extraordinary item
    (net of tax)                   -          -        (0.13)        -
  Earnings (loss) per
    common share            $   (1.48) $   (0.54)  $   (8.16) $   (0.73)

PRIMARY:

Net earnings (loss) before
  extraordinary item        $ (26,442) $  (9,203)  $(144,941) $ (11,276)
Extraordinary item
  (net of tax)                     -          -       (2,402)        -
Net earnings (loss)         $ (26,442) $  (9,203)  $(147,343) $ (11,276)
Less preferred dividend          (625)      (625)     (1,875)    (1,875)
Net earnings (loss) avail.
  to common shareholders    $ (27,067) $  (9,828)  $(149,218) $ (13,151)

Average outstanding shares     18,295     18,257      18,281     17,947
Net effect of dilutive
  stock options - based on
  the treasury method              -          28          -          55
Average shares for primary
  earnings per share           18,295     18,285      18,281     18,002

Primary earnings (loss) per
  common share:
  Before extraordinary item $   (1.48) $   (0.54)  $   (8.03) $   (0.73)
  Extraordinary item
    (net of tax)                   -          -        (0.13)        -
  Earnings (loss) per
    common share            $   (1.48) $   (0.54)  $   (8.16) $   (0.73)



FULLY DILUTED:

Net earnings (loss) before
  extraordinary item        $ (26,442) $  (9,203)  $(144,941) $ (11,276)
Extraordinary item
  (net of tax)                     -          -    $  (2,402) $      -
Net earnings (loss)         $ (26,442) $  (9,203)  $(147,343) $ (11,276)
Less preferred dividend          (625)      (625)     (1,875)    (1,875)
Net earnings (loss) avail.
  to common shareholders    $ (27,067) $  (9,828)  $(149,218) $ (13,151)

Average outstanding shares     18,295     18,257      18,281     17,947
Net effect of dilutive
  stock options - based on
  the treasury method              -          28          -          55
Average shares for
  fully diluted
  earnings per share           18,295     18,285      18,281     18,002

Fully diluted earnings
  (loss) per common share:
  Before extraordinary item $   (1.48) $   (0.54)  $   (8.03) $   (0.73)
  Extraordinary item
    (net of tax)                   -          -        (0.13)        -
  Earnings (loss) per
    common share            $   (1.48) $   (0.54)  $   (8.16) $   (0.73)